UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 20, 2025
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Charles D. Young as Chief Executive Officer and Director

The Board of Directors of Sun Communities, Inc. (the “Company”) has appointed Charles D. Young as the Company’s new Chief Executive Officer, effective October 1, 2025 (the “Start Date”). The Company and Mr. Young entered into an employment agreement dated July 20, 2025 (the “Employment Agreement”) under which Mr. Young will serve as the Company’s Chief Executive Officer beginning on the Start Date.

The Company’s Board of Directors also authorized an increase in the size of the Board from nine to ten directors, appointed Mr. Young to serve as a director of the Company until the Company’s 2026 annual meeting, and appointed Mr. Young to serve on the Executive Committee of the Board of Directors, in each case effective upon the Start Date.

Mr. Young, age 56, has served as President of Invitation Homes, Inc. (NYSE: INVH) since March 2023. He joined Invitation Homes in November 2017 as its Executive Vice President and Chief Operating Officer, serving in the latter role through February 2025. Previously he served in various executive and other positions with Starwood Waypoint Homes, Waypoint Real Estate Group HoldCo, LLC, Mesa Development and Goldman, Sachs & Co. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a member of the Floor & Decor Holdings Inc. (NYSE: FND) Board of Directors, where he serves on the nominating and corporate governance committee, and a member of the Stanford University Board of Trustees.

The term of the Employment Agreement will be for five years beginning on the Start Date and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement. Mr. Young’s annual base salary is $900,000. In addition to his base salary, Mr. Young is eligible to receive an annual cash bonus at a target amount of 200% of his base salary and the earned amount for each year will be determined by the Compensation Committee of the Board, based on individual goals and objectives for Mr. Young, the Company’s performance or other relevant criteria. Notwithstanding the foregoing, Mr. Young’s bonus for 2025 will be not less than his target bonus amount (as prorated for the portion of the year he is employed by the Company). Incentive compensation paid or payable to Mr. Young may be subject to the Company’s Executive Compensation Recovery (Clawback) Policy in accordance with its terms.

On the Start Date Mr. Young will receive (i) for 2025, a grant of restricted shares of the Company’s common stock with a target grant date value of $3,550,000, which shares are subject to performance vesting after three years based on the same certain market performance criteria linked to the Company’s relative total shareholder return applicable to the 2025 annual performance-based equity awards previously granted to the Company’s other executive officers; (ii) a retention-based unrestricted stock grant with a target grant date value of $1,000,000, which will be fully vested upon its issuance and will be granted outside the Company’s 2015 Equity Incentive Plan as an inducement to Mr. Young’s employment with the Company in accordance with New York Stock Exchange Listed Company Manual Rule 303A.08; (iii) a retention-based restricted stock grant with a target grant date value of $4,000,000, which will vest ratably over a four-year period; (iv) a retention based cash bonus of $750,000, and (v) relocation benefits having a value of $300,000. The 2025 restricted share award, the retention-based awards and the retention cash bonus described above represent grants intended to partially compensate Mr. Young for the expected forfeiture of his incentive awards issued by his current employer. The Employment Agreement also provides that for 2026 the Company will grant Mr. Young restricted stock with a target grant date value of $6,000,000 (the “2026 Equity Award”), 60% of which will be subject to performance-based vesting and 40% of which will be subject to time-based vesting.

If the Company unilaterally rescinds its offer of employment to Mr. Young before the Start Date, other than for a reason that would permit the Company to terminate the Employment Agreement for cause, he will receive the severance payments and continued health coverage benefits described in clauses (i) and (vi) of the following paragraph and $9,900,000 in lieu of the payments and benefits described in the preceding paragraph.

If Mr. Young is terminated by the Company without cause or resigns for good reason (each as defined in the Employment Agreement) or if he dies or becomes disabled, subject to execution of a release and compliance with his noncompetition and confidentiality obligations: (i) he will receive payments equal to two times the sum of his then-current base salary and then-current target bonus amount (less, in the case of death or disability, the value of certain previously paid disability benefits); (ii) all equity awards (whether subject to time- or performance-vesting) granted prior to January 1, 2026 will become fully vested at the target award level; (iii) all time-vesting equity awards granted on or after January 1, 2026 will become fully vested at no less than the target award level; (iv) the performance-vesting portion of the 2026 Equity Award will become fully vested; (v) the acceleration, forfeiture or vesting of all other performance-vesting equity awards granted on or after January 1, 2026 will be governed by the terms of the applicable award agreement, provided that in no case will the applicable achievement level for such performance-based equity awards be less than the target level; and (vi) in the case of a termination by the Company without cause or a resignation by Mr. Young without good reason only, the Company will continue to provide him with group health benefits for up to one year.

If there is a change in control (as defined in the Employment Agreement) of the Company and either: (i) the Company or its successor terminate the Employment Agreement without cause within 60 days before or 24 months after the date of the change in control; (ii) Mr. Young terminates his employment for good reason within 60 days before or 24 months after the date of the change in control; or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume the Employment Agreement, subject to execution of a release and compliance with his noncompetition and confidentiality obligations, then he will receive a change in control payment equal to 2.99 times the sum of his then-current base salary and then-current target bonus amount, his equity awards will be treated as described in clauses (ii) through (v) of the preceding paragraph, and he will be entitled to continued health coverage benefits as described in clause (vi) of the preceding paragraph.

The non-competition provisions of the Employment Agreement generally preclude Mr. Young from engaging, directly or indirectly, in the same business as the Company, anywhere in the U.S. or any other country in which the Company operates for a period of up to 24 months following his employment.

Mr. Young does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. Young or any other person pursuant to which Mr. Young was selected as Chief Executive Officer and a director.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Retirement of Gary A. Shiffman

Gary A. Shiffman, Chairman of the Board and Chief Executive Officer of the Company, previously announced his retirement as Chief Executive Officer of the Company, which will be effective upon the beginning of Mr. Young’s employment with the Company. Mr. Shiffman’s retirement is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company’s Board of Directors has determined that Mr. Shiffman will continue following his retirement as Chief Executive Officer to serve as Non-Executive Chairman of the Board until the Company’s 2026 annual meeting.

Item 7.01	Regulation FD Disclosure.
On July 23, 2025, the Company issued a press release regarding Mr Young’s appointment and Mr. Shiffman’s retirement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in or incorporated by reference into this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “scheduled,” "guidance", "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1*    Employment Agreement dated July 20, 2025 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Charles D. Young
99.1        Press Release issued by Sun Communities, Inc., dated July 23, 2025
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 23, 2025	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer